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                                                                   EXHIBIT 10.38

                              EMPLOYMENT AGREEMENT


                  This Employment Agreement (this "Agreement"), dated as of December 1, 1999, is entered into by and between Aronex Pharmaceuticals, Inc., a Delaware corporation (the "Company"), and Anthony Williams, M.D. (the "Executive").


                              W I T N E S S E T H:

                  WHEREAS, the Company desires to employ the Executive, and the Executive desires to enter into the employment of the Company, upon the terms and conditions and in the capacities set forth herein;

                  NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Executive hereby agree as follows:

                  1. EMPLOYMENT AND TERM OF EMPLOYMENT. Subject to the terms and conditions of this Agreement, the Company hereby agrees to employ the Executive, and the Executive hereby agrees to serve the Company, as Vice President of Medical Affairs for a term (the "Term of Employment") beginning on the date first set forth above (the "Effective Date") and ending on the Expiration Date (defined below). As used in this Agreement, "Expiration Date" means the first anniversary of the Effective Date, provided that on each anniversary of the Effective Date (each such anniversary being referred to as a "Renewal Date"), the Expiration Date shall be automatically extended one additional year unless, not less than 10 days prior to the relevant Renewal Date, (i) either party shall have given written notice to the other that no such automatic extension shall occur after the date of such notice or (ii) either party shall have given a Notice of Termination to the other pursuant to Section 5 hereof. Notwithstanding the foregoing, if either party gives a valid Notice of Termination pursuant to
Section 5 hereof, the Term of Employment shall not extend beyond the termination date specified in such Notice of Termination.

                  2. SCOPE OF EMPLOYMENT. (a) During the Term of Employment, the Executive agrees to (i) serve as Vice President of Medical Affairs of the Company and shall have and may exercise all the powers, duties and functions as are normal and customary to such position and that are consistent with the responsibilities set forth with respect to such position in the Company's by-laws and (ii) perform such other duties not inconsistent with his position as are assigned to him, from time to time, by the Board of Directors (the "Board") or Chief Executive Officer of the Company. During the Term of Employment, the Executive shall devote substantially all of his business time, attention, skill and efforts to the faithful performance of his duties hereunder.

                  (b) During the Term of Employment, the Executive agrees to serve, if elected, as an officer or director of any subsidiary or affiliate of the Company so long as such service is commensurate with the Employee's duties and responsibilities to the Company.

                  3. COMPENSATION. During the Term of Employment, in consideration of the Executive's services hereunder, including, without limitation, service as an officer or director of the Company or of any subsidiary or affiliate thereof, and in consideration of the Executive's agreements set forth in the Proprietary
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Information and Inventions and Non-Competition Agreement dated February 23,
1999, between the Executive and the Company (the "Proprietary Information and Inventions Agreement"):

                  (1) The Executive shall receive a salary at the rate of $210,000 per year (payable at such regular intervals as other employees of the Company are compensated in accordance with the Company's employment practices), which salary shall be subject to review annually by the Board and may be adjusted at its discretion, provided that such salary may not be reduced at any time.

                  (2) the Executive shall be entitled to receive an annual cash bonus of up to 20% of the Executive's salary based upon the achievement of such milestones as may be agreed upon by the Executive and the Board.

                  4. ADDITIONAL COMPENSATION AND BENEFITS. (a) As additional compensation for the Executive's services under this Agreement and the Executive's agreements set forth in the Proprietary Information and Inventions Agreement, during the Term of Employment, the Company agrees to provide the Executive with the non-cash benefits provided by the Company to its other officers and key employees as they may exist from time to time. Such benefits shall include such leave or vacation time (not less than four (4) weeks), medical and dental insurance, life insurance and other health care benefits, and retirement and disability benefits as may hereafter be provided by the Company in accordance with its policies, as well as any stock option plan or similar employee benefit program for which key executives are or shall become eligible.

                  (b) The Executive is authorized to incur reasonable business expenses for promoting the business and reputation of the Company, including (without limitation) reasonable expenditures for travel, lodging, meals and client, patron, customer and/or business associate entertainment. The Company shall reimburse the Executive within 30 days for reasonable expenses incurred by the Executive in furtherance of the Company's business, provided that such expenses are incurred in accordance with the Company's policies and upon presentation of documentation in accordance with expense reimbursement policies of the Company as they may exist from time to time, and submission to the Company of adequate documentation in accordance with federal income tax regulations and administrative pronouncements.

                  5. TERMINATION.

                  (3) General. The Executive's employment hereunder shall automatically terminate on the earlier of his death or the Expiration Date. The Executive may, at any time prior to the Expiration Date, terminate his employment hereunder for any reason by delivering a Notice of Termination (defined below) to the Board. The Company may, at any time prior to the Expiration Date, terminate the Executive's employment hereunder for any reason by delivering a Notice of Termination to the Executive. The giving of a notice pursuant to clause (i) of the proviso contained in the penultimate sentence of Section l hereof shall not be deemed a termination of the Executive's employment by the party giving such notice. As used in this Agreement, "Notice of Termination" means a notice in writing purporting to terminate the Executive's employment in accordance with


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this Section 5, which notice shall (i) specify the effective date of such termination (not prior to the date of such notice) and (ii) in the case of a termination by the Company for Cause or Disability or a termination by the Executive for Disability or Good Reason (in each case as such terms are defined below), set forth in reasonable detail the reason for such termination and the facts and circumstances claimed to provide a basis for such termination.

                  (4) Automatic Termination on Expiration Date or Death. In the event the Executive's employment hereunder shall automatically terminate on the Expiration Date or as a result of the Executive's death, the Executive shall only be entitled to receive, to the extent applicable, (i) all unpaid compensation accrued as of the termination date pursuant to Section 3 hereof,
(ii) all unused vacation time accrued by the Executive as of the termination date, (iii) all amounts owing to the Executive under Section 4(b) hereof and
(iv) those benefits under Section 4 which are required under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or other laws. The amounts described in clauses (i), (ii) and (iii) of the foregoing sentence shall be paid to the Executive in a lump sum payment promptly after the Expiration Date.

                  (5) Termination by Company for Cause. If the Company terminates the Executive's employment for Cause, the Executive shall only be entitled to receive the compensation and other payments described in paragraph
(b) above, such compensation and other payments to be paid as if the Executive's employment had automatically terminated without the giving of any Notice of Termination. As used in this Agreement, "Cause" shall mean (i) any material failure of the Executive to perform his duties specified in Section 2 of this Agreement (other than any such failure resulting from the Executive's incapacity due to Disability) after written notice of such failure has been given to the Executive by the Board or the Company's Chief Executive Officer and such failure shall have continued for 30 days after receipt of such notice, (ii) gross negligence or willful or intentional wrongdoing or misconduct, (iii) a material breach by the Executive of the Proprietary Information and Inventions and Non-Competition Agreement of even date herewith between the Executive and the Company or any subsequent such agreement between the Executive and the Company, or (iv) conviction of the Executive of a felony offense or a crime involving moral turpitude.

                  (6) Termination for Disability. To provide for the event the Executive's employment is terminated by either the Company or the Executive on account of Disability (defined below), the Company shall provide or, as applicable, cause its disability insurance carrier to provide, the Executive such disability benefits as may hereafter be provided by the Company in accordance with its policies, as they may exist from time to time. As used herein, "Disability" means any physical or mental condition of the Executive that (i) prevents the Executive from being able to perform the services required under this Agreement, (ii) has continued for at least 180 consecutive days during any 12-month period and (iii) is reasonably expected to continue.

                  (7) Termination by Company Without Cause. If the Company terminates the Executive's employment for any reason other than for Cause or on account of Disability, the Company shall:



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                  (1) pay to the Executive, for the period of 12 months
commencing on the date of such termination, an amount equal to the Executive's then current annual salary (payable at such regular intervals as the employees of the Company are compensated in accordance with the Company's employment practices);

                  (2) pay the Executive the compensation and other payments described in paragraph (b) above; and (1)

                  (3) continue, for a period of 12 months commencing on the date of such termination, to provide the medical and dental insurance (but none of the other insurance or benefits) contemplated by Section 4(a) of this Agreement; provided, however, that (A) the Company shall not be required to provide any such medical or dental insurance in excess of the benefits which the Company would otherwise be required to provide under the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") following the date of such termination, and
(B) the continuation of such benefits shall be construed so as not to extend the period during which the Company shall be required to provide benefits under COBRA following the date of such termination.

                  (8) Termination by the Executive with Good Reason. If the Executive terminates his employment for Good Reason (as defined below), the Company shall:

                  (i) pay to the Executive, for the period of 12 months commencing on the date of such termination, an amount equal to the Executive's then current annual salary (payable at such regular intervals as the employees of the Company are compensated in accordance with the Company's employment practices);

                  (ii) pay the Executive the compensation and other payments described in paragraph (b) above; and

                  (iii) continue, for a period of 12 months commencing on the date of such termination, to provide the medical and dental insurance (but none of the other insurance or benefits) contemplated by Section 4(a) of this Agreement; provided, however, that (A) the Company shall not be required to provide any such medical or dental insurance in excess of the benefits which the Company would otherwise be required to provide under COBRA following the date of such termination, and (B) the continuation of such benefits shall be construed so as not to extend the period during which the Company shall be required to provide benefits under COBRA following the date of such termination.


As used in this Agreement, "Good Reason" shall mean a material diminution in the title, powers, duties, responsibilities or functions of the Executive as described in Section 2 hereof within one year following the occurrence of a Change of Control.


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As used in this Agreement, a "Change of Control" shall mean:

                  (i) the acquisition after the Effective Date by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended) (a "Person") of beneficial ownership of 50% or more of either (i) the then outstanding shares of common stock of the Company (the "Outstanding Common Stock") or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Voting Securities"), provided that for purposes of this subsection (i), the following acquisitions shall not constitute a Change of Control: (A) any acquisition directly from the Company, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (D) any acquisition by any corporation pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (ii) hereof; or

                  (ii) consummation after the Effective Date of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Corporate Transaction") in each case, unless, following such Corporate Transaction, (A) (1) all or substantially all of the persons who were the beneficial owners of the Outstanding Common Stock immediately prior to such Corporate Transaction beneficially own, directly or indirectly, more than 50% of the then outstanding shares of common stock of the corporation resulting from such Corporate Transaction, and (2) all or substantially all of the persons who were the beneficial owners of the Outstanding Voting Securities immediately prior to such Corporate Transaction beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership of the Outstanding Common Stock and the Outstanding Voting Securities immediately prior to such Corporate Transaction, as the case may be, (B) no Person (excluding (l) any corporation resulting from such Corporate Transaction or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Corporate Transaction and (2) any Person approved by the members of the Board in office immediately prior to such Corporate Transaction) beneficially owns, directly or indirectly, 50% or more of the then outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to such Corporate Transaction and (C) at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction were members of the Board at the time of the execution of the initial agreement or of the action of the Board providing for such Corporate Transaction.



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                  6. NON-EXCLUSIVITY OF RIGHTS. Nothing in this Agreement shall prevent or limit the Executive's continuing or future participation in any benefit, bonus, incentive or other plan or program provided by the Company or any of its affiliated companies and for which the Executive may qualify, nor shall anything herein limit or otherwise affect such rights as the Executive may have under any stock option or other agreements with the Company or any of its affiliated companies. Amounts which are vested benefits or which the Executive is otherwise entitled to receive under any plan or program of the Company or any of its affiliated companies at or subsequent to the date of termination of the Executive's employment under this Agreement shall be payable in accordance with such plan or program.

                  7. RESOLUTION OF DISPUTES.

                  (9) Negotiation. The parties shall attempt in good faith to resolve any dispute arising out of or relating to this Agreement promptly by negotiations between the Executive and an executive officer of the Company who has authority to settle the controversy. Any party may give the other party written notice of any dispute not resolved in the normal course of business. Within 10 days after the effective date of such notice, the Executive and an executive officer of the Company shall meet at a mutually acceptable time and place within the Houston, Texas metropolitan area, and thereafter as often as they reasonably deem necessary, to exchange relevant information and to attempt to resolve the dispute. If the matter has not been resolved within 30 days of the disputing party's notice, or if the parties fail to meet within 10 days, either party may initiate arbitration of the controversy or claim as provided hereinafter. If a negotiator intends to be accompanied at a meeting by an attorney, the other negotiator shall be given at least three business days' notice of such intention and may also be accompanied by an attorney. All negotiations pursuant to this Section 7(a) shall be treated as compromise and settlement negotiations for the purposes of the federal and state rules of evidence and procedure.

                  (10) Arbitration. Any dispute arising out of or relating to this Agreement or the breach, termination or validity thereof, which has not been resolved by non-binding means as provided in Section 7(a) within 60 days of the initiation of such procedure, shall be finally settled by arbitration conducted expeditiously in accordance with the Center for Public Resources, Inc. ("CPR") Rules for Non-Administered Arbitration of Business Disputes by three independent and impartial arbitrators, of whom each party shall appoint one, provided that if one party has requested the other to participate in a non-binding procedure and the other has failed to participate, the requesting party may initiate arbitration before the expiration of such period. Any such arbitration shall take place in Harris County, Texas. Any arbitrator not appointed by a party shall be appointed from the CPR Panels of Neutrals. The arbitration shall be governed by the United States Arbitration Act and any judgment upon the award decided upon by the arbitrators may be entered by any court having jurisdiction thereof. Each party hereby acknowledges that compensatory damages include (without limitation) any benefit or right of indemnification given by another party to the other under this Agreement.



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                  8. GOVERNING LAW. This Agreement shall be governed by and
construed in accordance with the internal laws of the State of Texas. Venue and jurisdiction of any act on relating to this agreement shall lie in Harris County, Texas.

                  9. NOTICE. Any notice, payment, demand or communication required or permitted to be given by this Agreement shall be deemed to have been sufficiently given or served for all purposes if delivered personally or if sent by registered or certified mall, return receipt requested, postage prepaid, addressed to such party at its address set forth below such party's signature to this Agreement or to such other address as shall have been furnished in writing by such party for whom the communication is intended. Any such notice shall be deemed to be given on the date so delivered.

                  10. SEVERABILITY. In the event any provisions hereof shall he modified or held ineffective by any court, such adjudication shall not invalidate or render ineffective the balance of the provisions hereof.

                  11. ENTIRE AGREEMENT. This Agreement, together with the Proprietary Information and Inventions Agreement, constitutes the sole agreement between the parties with respect to the employment of the Executive by the Company and supersedes any and all other agreements, oral or written, between the parties.

                  12. AMENDMENT AND WAIVER. This Agreement may not be modified or amended except by a writing signed by the parties. Any waiver or breach of any of the terms of this Agreement shall not operate as a waiver of any other breach of such terms or conditions, or any other terms or conditions, nor shall any failure to enforce any provisions hereof operate as a waiver of such provision or any other provision hereof.

                  13. ASSIGNMENT. This Agreement is a personal employment contract and the rights and interests of the Executive hereunder may not be sold, transferred, assigned or pledged. The Company may assign its rights under this Agreement to (i) any entity into or with which the Company is merged or consolidated or to which the Company transfers all or substantially all of its assets or (ii) any entity, which at the time of such assignment, controls, is under common control with, or is controlled by the Company, provided that the Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, by agreement in form and substance reasonably acceptable to the Executive, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if not such succession had taken place.

                  14. SUCCESSORS. This Agreement shall be binding upon and inure to the benefit of the Executive and his heirs, executors, administrators and legal representatives. This Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns.



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                  15. SECTION HEADINGS. The section headings in this Agreement have been inserted for convenience and shall not be used for interpretive purposes or to otherwise construe this Agreement.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above and intend that this Agreement have the effect of a sealed instrument.



                                          /s/Anthony Williams, M.D.
                                          ----------------------------------
                                          Anthony Williams, M.D.



                                          ARONEX PHARMACEUTICALS, INC.


                                          By:  /s/Geoffrey F. Cox
                                             -------------------------------
                                          Geoffrey F. Cox, Ph.D.
                                          Chief Executive Officer